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                                                                     Exhibit 8.1


                   Exhibit 8.1 to Annual Report on Form 20-F
                              Of pSivida Limited

                             List of Subsidiaries


AION Diagnostics Limited, Australia
pSiMedica Limited, United Kingdom
pSiOncology Pte. Limited, Singapore
pSivida Inc., United States